CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") effective as of the 26th day of April, 2007 entered into between **SYNGAS INTERNATIONAL CORP.** (the "Company") and **RONALD FOSTER** (the "Consultant").

WHEREAS:

A. The Company is engaged in the development and production of hydrogen enriched alternative fuels;

B. The Company desires to retain the Consultant to provide consultant services to the Company on the terms and subject to the conditions of this Agreement; and

C. The Consultant has agreed to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. ENGAGEMENT AS A CONSULTANT

1.1 The Company hereby engages the Consultant as a consultant to provide consultancy services in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

2. TERM OF THIS AGREEMENT

2.1 The term of this Agreement shall begin as of April 26, 2007 and shall continue until April 26, 2008 (the "Term").

3. CONSULTANT SERVICES

3.1 The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

The Consultant will:

3.2 The Consultant shall devote his time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in other personal and business activities that do not interfere with the Consultant's obligations hereunder.

3.3 In providing the Consulting Services, the Consultant will:

- Assist in identifying potential business opportunities or potential business acquisitions in the gasification fields consisting of alternative energy, waste disposal, power generation and alternative fuel production;

- Perform due diligence studies, assist in reorganizations and negotiating potential acquisitions;

- Provide periodic reporting as to developments concerning the general markets and industry which may be relevant or of interest or concern to the Company or the Company's business;

- Assist in filing patents pertaining to intellectual properties of the Company;

- Assist the Company in obtaining new intellectual properties or technology related to the Company's business;

- Assist the Company in marketing its products and services both domestically and internationally;

- Assist in the research and development of the Company's technologies.

3.4 The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4. CONSULTANT FEE

4.1 In consideration for the provision of the Consulting Services during the Term, the Company will pay the Consultant with the issuance of an aggregate of 2,000,000 common shares of the Company, each share with a deemed price of the market value of the stock as quoted on the OTC Bulletin Board as of the date of issuance of the stock.

4.2 From time to time during the Term, at the sole discretion of the Company, the Company shall review the services provided by the Consultant hereunder, and determine, in its sole discretion, whether it shall issue a bonus payment to the Consultant for meeting or exceeding management's expectations of services delivered by the Consultant.

5. PROPRIETARY INFORMATION

5.1 The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business, products or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, information on our products, advertising and marketing, business plans and details of its business relationships with other parties not otherwise publicly available.

6. REPRESENTATIONS AND WARRANTIES

6.1 The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the

performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

6.2 The Consultant represents and warrants to the Company that he will not provide any investor relations services, or any capital raising services for the Company or partake in any similar activities for or on behalf of the Company.

7. MISCELLANEOUS

7.1 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

7.2 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

SYNGAS INTERNATIONAL CORP.

Per:

____

Wilf Ouellette, President

____

Ronald Foster